Prospectus Supplement (To Prospectus dated January 27, 2026)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-292982

7,448,000 Class A Ordinary Shares

45,885,333 Pre-Funded Warrants to Purchase Class A Ordinary Shares

45,885,333 Class A Ordinary Shares Issuable upon Exercise of 45,885,333 Pre-Funded Warrants

Pop Culture Group Co., Ltd

This is an offering of the securities of the Cayman Islands holding company Pop Culture Group Co., Ltd (the “Company”) which owns equity interests, directly or indirectly, of the operating subsidiaries of the Company. Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “Pop Culture Group,” “our Company,” and the “Company” refer to Pop Culture Group Co., Ltd, an exempted company limited by shares incorporated under the laws of the Cayman Islands; “Pop Culture HK” refers to Pop Culture (HK) Holding Limited, a Hong Kong corporation and wholly owned subsidiary of Pop Culture Group; “Fujian Hualiu” refers to Fujian Hualiu Cultural and Sports Industry Development Co., Ltd., a limited liability company organized under PRC laws and regulations, which company is wholly owned by Pop Culture HK; “PRC subsidiaries” refers to Fujian Hualiu and Xiamen Pop Investment Co., Ltd., a limited liability company organized under PRC laws and regulations, both of which are subsidiaries of Pop Culture HK; and “the PRC operating entities” refer to Xiamen Pop Culture Co., Ltd., a limited liability company organized under PRC laws and regulations (“Xiamen Pop Culture” or the “VIE”) and its subsidiaries.

This prospectus supplement and the accompanying base prospectus relates to an offering of 7,448,000 Class A Ordinary Shares of par value US$0.01 each, of the Company (the “Class A Ordinary Shares”), and in lieu of offering Class A Ordinary Shares, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 45,885,333 Class A Ordinary Shares (the “Warrant Shares”), directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. We are also registering 45,885,333 Class A Ordinary Shares underlying the Pre-Funded Warrants pursuant to this prospectus supplement and the accompanying prospectus. The offering price for the 7,448,000 Class A Ordinary Shares is $0.15 per Class A Ordinary Share, and the purchase price of each Pre-Funded Warrant is $0.15 (less the exercise price of US$0.01 per share). We are paying the placement agent fees in connection with this offering, as described below.

The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “CPOP.” The closing price of the Class A Ordinary Shares on June 12, 2026 was US$0.195 per Class A Ordinary Share. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

Additionally, we are a “controlled company” as defined under the Corporate Governance Rules of Nasdaq. As of the date of this prospectus, Mr. Zhuoqin Huang, our Chief Executive Officer and Chairman of the Board of Directors, owns more than 50% of the voting power represented by our issued and outstanding Ordinary Shares. For so long as we remain a controlled company under this definition, we are permitted to elect to rely on certain exemptions from corporate governance rules, including the exemption from the rule that a majority of our board of directors must be independent directors.

The final public offering price of the Class A Ordinary Shares was determined through negotiation between us and the select investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

The aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates, or public float, was approximately US$102.4 million, which was calculated based on 67,362,733 Class A Ordinary Shares issued and outstanding held by non-affiliates and closing price of US$1.52 as reported on the Nasdaq Capital Market on June 10, 2026. We are therefore currently not subject to the limitations under General Instruction I.B.5 of Form F-3.

Our authorized share capital consists of Class A Ordinary Shares of par value US$0.01 each, Class B Ordinary Shares of par value US$0.01 each (the “Class B Ordinary Shares”) and Class C Ordinary Shares of par value US$0.01 each (the “Class C Ordinary Shares”). Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at our general meetings, and each Class B Ordinary Share shall entitle the holder thereof to one hundred (100) votes on all matters subject to vote at our general meetings. Class C Ordinary Shares carry no voting power. Each Class B Ordinary Share can be convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares shall not be convertible into Class B Ordinary Shares under any circumstances.

We are not a Chinese operating company, but a Cayman Islands holding company with operations conducted by our subsidiaries established in People’s Republic of China (“PRC” or “China”), Hong Kong Special Administrative Region of the PRC (“Hong Kong”) and the United States. Therefore, investing in our securities being offered pursuant to this prospectus supplement involves unique and a high degree of risk.

We are also subject to legal and operational risks associated with being based in and having the majority of the Company operations in PRC. The Chinese government may intervene or influence the operation of our PRC operating entities and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Central Committee of the Communist Party of China (the “General Office of CCC”) and the General Office of the State Council (the “General Office of SC”) jointly released the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with Law (the “Opinions”). The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements, etc. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which became effective on March 31, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic enterprises, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic enterprise that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market where it has previously offered and listed securities, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering, and if the subsequent offering is conducted in other overseas markets, it shall be filed with the CSRC within three working days after the applications for such offerings are submitted. Therefore, this offering and any of our future offering and listing of our securities in an overseas market shall be subject to the filing requirements under the CSRC Filing Rules. In addition, we are required to submit a report to CSRC after the occurrence and public disclosure of the following material events: (1) change of control; (2) investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities; (3) change of listing status or transfer of listing segment and (4) voluntary or mandatory delisting. If we fail to complete the filing or reporting procedures, under the CSRC Filing Rules or otherwise, for any future overseas securities offering or listing, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include orders for correction, warnings and fines. Any adverse regulatory actions or sanctions could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares.

Further, on February 24, 2023, the CSRC, together with the Ministry of Finance of the PRC (the “MOF”), the National Administration of State Secrets Protection of the PRC (the “NASSP”), and the National Archives Administration of the PRC (the “NAA”), released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality Provisions”), which came into effect on March 31, 2023 with the Trial Measures. Under the Confidentiality Provisions, domestic companies established in mainland China seeking overseas offering and listing, by both direct and indirect means, are required to institute a sound confidentiality and archives system. If such domestic companies established in mainland China intend to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, they shall obtain approval from competent authorities and complete the relevant filing procedure with the competent secrecy administrative department prior to their disclosure or provision of such documents and materials. Further, if they provide or publicly disclose documents and materials which may adversely affect national security or public interests, they shall strictly follow the corresponding procedures in accordance with relevant laws and regulations. Any failure or perceived failure by us or our subsidiaries to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions and other relevant PRC laws and regulations may cause relevant entities to be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As of the date of this prospectus supplement, we believe that we and our subsidiaries have not provided or publicly disclosed any documents or materials involving state secrets or work secrets of PRC government agencies or any of which may adversely affect national security or public interests, to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. We intend to strictly comply with the Confidentiality Provisions and other relevant PRC laws and regulations in our offering and listing on Nasdaq in the future.

However, any failure of us or our PRC Subsidiaries to fully comply with the CSRC Filing Rules (as defined below) and/or the Confidentiality Provisions, may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares on Nasdaq, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

We or our Subsidiaries may also be subject to PRC laws relating to the use, sharing, retention, security and transfer of confidential and private information, such as personal information and other data. On November 14, 2021, the Cyberspace Administration of China (“CAC”) released the Regulations on the Network Data Security Management (Draft for Comments) the (“Data Security Management Regulations Draft”), to solicit public opinion and comments till December 13, 2021. Pursuant to the Data Security Management Regulations Draft, data processors holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. Data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. On September 24, 2024, the State Council promulgated the Regulations on the Network Data Security Management (“Data Security Management Regulations”), which came into effect on January 1, 2025. According to the Data Security Management Regulations, network data processing activities carried out by network data processors that affect or may affect national security shall be subject to a national security review in accordance with the relevant provisions of the State. According to the latest amended Cybersecurity Review Measures (the “Measures”), which was promulgated on December 28, 2021, and became effective on February 15, 2022, an online platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As of the date of this prospectus supplement, we have not been informed by any PRC governmental authority of any requirement that we or our Subsidiaries file for approval for this offering. We do not believe that we or any of our Subsidiaries will be subject to either the Measures or the Data Security Management Regulations since none of us hold more than one million users/users’ individual information or carry out any network data processing activities that affect or may affect national security. However, it is uncertain how the above-mentioned new laws or regulations will be enacted, interpreted or implemented, and whether it will affect us. Since the regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our Subsidiaries’ daily business operation, their ability to accept foreign investments, and our ability to continue to list or offer securities on an U.S. exchange.

As a holding company, we may rely upon dividends paid to us by our subsidiaries in the PRC to pay dividends and to finance any debt we may incur. As of the date of this prospectus supplement, none of our subsidiaries has issued any dividends or distributions to us and we have not made any dividends or distributions to our shareholders. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in our business.

Under Cayman Islands law, we may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business. If we determine to pay dividends, as a holding company, we will be dependent on receipt of funds from our subsidiaries in PRC through our Hong Kong subsidiaries.

Current PRC regulations permit our subsidiary in mainland China to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under our current corporate structure, we rely on dividend payments or other distributions from our subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If any subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. In addition, under PRC laws and regulations, each of our Chinese subsidiaries is required to set aside a portion of their after-tax profit each year to fund a statutory surplus reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as dividends. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of its net assets to us in the form of dividends, loans or advances. Further, the PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive funds from our subsidiaries, we may be unable to pay cash dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of Class A Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

The Holding Foreign Companies Accountable Act (the “HFCA Act”), was enacted on December 18, 2020. Pursuant to the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act passed on June 22, 2021, if the Securities and Exchange Commission (the “SEC”), determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board (the “PCAOB”), for two consecutive years, the SEC will prohibit our Class A Ordinary Shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

EliteCPA P.C., the current auditor of the Company and WWC, P.C., the auditor which issued audit reports for the fiscal years ended June 30, 2025, are independent registered public accounting firms that audit publicly traded companies in the United States and are registered with the PCAOB, respectively. EliteCPA P.C. and WWC, P.C. is subject to the determinations announced by the PCAOB on December 16, 2021. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCA Act. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC by then, we may be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act, and the value of our Class A Ordinary Shares may significantly decline or become worthless.

Investing in these securities involves risks. See the “Risk Factors” on page S-12 of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

We engaged Univest as our exclusive placement agent to use its reasonable best efforts to place the securities offered by this prospectus supplement. The Placement Agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$0.15	$0.14	$7,541,146.62
Placement agent fees (7.0%)(1)	$78,204.00	$449,676.26	$527,880.26
Proceeds, before expenses, to us(2)	$1,038,996.00	$5,974,270.36	$7,013,266.36

(1)	Represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering and pay other expenses in connection with this offering. Excludes all reasonable travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $120,000. See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for a description of the compensation to be received by the Placement Agent.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Sole Placement Agent

 Univest Securities, LLC

Prospectus Supplement dated June 12, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On January 27, 2026, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-292982), utilizing a shelf registration process relating to the securities described in this prospectus supplement, and the registration statement was declared effective by the SEC on February 9, 2026. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to $500,000,000 of our Class A Ordinary Shares, debt securities, warrants, rights and units, either individually or as units composed of one or more of the other securities, as described in the accompanying prospectus. We are selling Class A Ordinary Shares in this offering. Other than Class A Ordinary Shares being sold pursuant to this offering, we have not sold any securities under this shelf registration statement.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated January 27, 2026 included in the registration statement on Form F-3 (No. 333-292982), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific details regarding the offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of relevant securities. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“China” or the “PRC” refers to the People’s Republic of China, including Hong Kong Special Administrative Region and the Macau Special Administrative Region, unless referencing specific laws and regulations adopted by the PRC and other legal or tax matters only applicable to mainland China, and excluding, for the purposes of this prospectus only, Taiwan;

●	“Class A Ordinary Shares” refers to the class A Ordinary Shares of par value US$0.01 per share in the capital of the Company;

●	“Class B Ordinary Shares” refers to the class B Ordinary Shares of par value US$0.01 per share in the capital of the Company;

●	“Companies Act” refers to the Companies Act (Revised) of the Cayman Islands;

●	“Company” refers to Pop Culture Group Co., Ltd, an exempted company incorporated under the laws of the Cayman Islands with limited liability;

●	“PRC subsidiaries” refer to entities established in accordance with PRC laws and regulations;

●	“RMB” and “Renminbi” refer to the legal currency of China;

●	“Shares”, or “Ordinary Shares”, “shares” refers to any share in the capital of the Company, including Class A Ordinary Shares and Class B Ordinary Shares;

●	“US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States; and

●	“we”, “us”, and “our” refer to Pop Culture Group Co., Ltd and its consolidated subsidiaries. We conduct operations in China through our PRC subsidiaries.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Business Overview

Through services of the PRC operating entities, we aim to promote hip-hop culture and its values and to promote cultural exchange with respect to hip-hop between the United States and China. The PRC operating entities do this mainly by delivering event experiences with significant hip-hop elements to the younger generation.

With the values of hip-hop culture at their core and the younger generation as their primary target audience, the PRC operating entities host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and brand promotion services to corporate clients, including online marketing and promotion, trademark and logo design, visual identity system design, brand positioning, brand personality design, and digital solutions for service fees to corporate clients. They seek to create value for shareholders in all parts of the hip-hop ecosystem, from fans to artists, corporate clients, and sponsors.

The PRC operating entities have in recent years focused on developing and hosting their own hip-hop events. The PRC operating entities own an extensive portfolio of intellectual property rights related to hip-hop events, including a stage play, three dance competitions or events, two cultural and musical festivals, and two promotional parties that feature live hip-hop performances in karaoke bars or amusement parks to promote hip-hop culture, and they cooperate with music companies and artists to host various concerts in China; starting from March 2020, the PRC operating entities have been developing and operating hip-hop related online programs (collectively, “Event Hosting”).

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these and our other filings incorporated by reference into this prospectus supplement and the accompanying prospectus, see “Where You Can Find More Information About Us”.

Our Corporate Structure

We are a holding company incorporated under the laws of the Cayman Islands on January 3, 2020 and not a Chinese operating company. As a holding company, we conduct most of our operations through the VIE and its subsidiaries in the PRC. As of the date of this prospectus supplement, the operations conducted by us, the Cayman Islands holding company, include contracting third-party companies for developing metaverse platforms, operating apparel brands “Stussy” and “Fear of God” or other pop brands of the same notch or same category in mainland China, and operating live music concerts of a popular mandarin singer during 2022. For accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under generally accepted accounting principles in the United States (“U.S. GAAP”), and the structure involves unique risks to investors. Our securities are securities of Pop Culture Group, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. As a result of our use of the VIE structure, investors may never hold equity interests in the VIE or its subsidiaries.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

Joya Enterprises Limited
Pop Holding Group Limited Partnership
Chinainvest International Group Co., Ltd
Minority Shareholders
Public Shareholders
5.13%
88.97%
0.89%
4.53%
1.37%
Pop Culture Group Co., Ltd "Pop Culture Group" Cayman Islands, 2020
100%
Pop Culture Global Operations Inc. California, 2021
Outside the PRC
Inside the PRC
100%
CPFH Holding Limited Hong Kong, 2023
100%
Pop Culture (HK) Holding Limited "Pop Culture HK" Hong Kong, 2020
100%
Fujian Hualiu Cultural and Sports Industry Development Co., Ltd. "Hualiu" PRC, 2020
Contractual Arrangements
Xiamen Pop Culture Co., Ltd. "Xiamen Pop Culture" PRC, 2022
100%
Jiangxi Hualiu Cultural Technology Co., Ltd. PRC, 2017
Xiamen Pupu Digital Technology Co., Ltd. PRC, 2022
Shanghai Pupu Sibo Sports Technology Development Co., Ltd. PRC, 2017
Guangzhou Shuzhi Culture Communication Co., Ltd. PRC, 2018
Shenzhen Pop Digital Industry Development Co., Ltd PRC, 2020
Hualiu Digital Entertainment (Beijing) International Culture Media Co., Ltd. PRC, 2022
51%
Zhongpu Shuyuan (Xiamen) Digital Technology Co., Ltd. PRC, 2022
100%
Xiamen Qiqin Technology Co., Ltd. PRC, 2021
99%
100%
Xiamen Hand In Hand Network Technology Co., Ltd. PRC, 2021
Xiamen Pop Shuzhi Culture Communication Co., Ltd. PRC, 2022
20%
Shenzhen Jam Box Technology Co., Ltd. PRC, 2021

Notes: The English names of our PRC Subsidiaries are directly translated from Chinese and may be different from their names shown on their respective records filed with relevant PRC authorities.

The VIE Agreements

Neither we nor our subsidiaries own any share in Xiamen Pop Culture or its subsidiaries. Instead, for accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. Fujian Hualiu Cultural and Sports Industry Development Co., Ltd. (the “WFOE”), Xiamen Pop Culture, and the Xiamen Pop Culture Shareholders entered into the VIE Agreements on April 3, 2025. The VIE Agreements are designed to provide the WFOE with the power, rights, and obligations with respect to Xiamen Pop Culture as set forth under the VIE Agreements. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in Heliheng and the provisions of the VIE Agreements.

Each of the agreements in the VIE Agreements is described in detail below.

Exclusive Services Agreement

Pursuant to the Exclusive Services Agreement between the VIE and the WFOE, the WFOE provides the VIE with marketing services, management consultation services, technical support, and other services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to the VIE by the WFOE under the Exclusive Services Agreement, the WFOE is entitled to collect a service fee equal to 100% of the net income of the VIE, which is the VIE’s earnings before tax after deducting relevant costs and reasonable expenses.

The Exclusive Services Agreement became effective on April 3, 2025 and will remain effective unless otherwise terminated as required by laws or regulations, or by relevant governmental or regulatory authorities. Nevertheless, the Exclusive Services Agreement will be terminated after all shares in the VIE held by the VIE shareholders and/or all the assets of the VIE have been legally transferred to the WFOE and/or its designee in accordance with the Exclusive Option Agreement executed by and among the WFOE, the VIE, and its shareholders.

The Exclusive Services Agreement does not prohibit related party transactions. Our audit committee is required to review and approve in advance any related party transactions, including transactions involving the WOFE or Xiamen Pop Culture.

Share Pledge Agreement

Under the Share Pledge Agreement among the WFOE and the VIE shareholders, together holding 100% of the shares in the VIE, the VIE shareholders pledged their shares in the VIE to the WFOE to guarantee the performance of the VIE’s obligations under the Exclusive Services Agreement. Under the terms of the Share Pledge Agreement, in the event that the VIE or the VIE shareholders breach their respective contractual obligations under the Exclusive Services Agreement, the New WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of the pledged shares in accordance with applicable the PRC laws and regulations. The VIE shareholders further agreed not to dispose of the pledged shares or take any action that would prejudice the WFOE’s interest.

The Share Pledge Agreement is effective until the full payment of the service fees under the Exclusive Services Agreement and upon termination of the VIE’s obligations under the Exclusive Services Agreement, or upon the transfer of shares under the Exclusive Option Agreement executed by and among the WFOE, the VIE, and its shareholders.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the VIE shareholders, together holding 100% of the shares in the VIE, irrevocably granted the WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC laws and regulations, once or at multiple times, at any time, part or all of their shares in the VIE. The option purchase price is RMB10 or the minimum amount to the extent permitted under PRC laws and regulations, whichever is lower.

The Exclusive Option Agreement remains effective until all the equity of the VIE is legally transferred under the name of the WFOE and/or other entity or individual designated by it, unless terminated earlier by the WFOE with a 30-day prior notice.

Shareholders’ Powers of Attorney

Under each of the Powers of Attorney, the VIE shareholders authorized the WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings, (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC laws and regulations and the Articles of Association of the VIE, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole, and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of the VIE.

The Powers of Attorney are irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the VIE shareholders are shareholders of the VIE.

Spousal Consents

The spouses of certain of the VIE shareholders agreed, via a spousal consent, to the execution of the “Transaction Documents” including: (a) Exclusive Option Agreement entered into with WFOE and Xiamen

Pop Culture; (b) Share Pledge Agreement entered into with WFOE; and (c) Powers of Attorney executed by the VIE shareholders, and the disposal of the shares of VIE held by the VIE shareholders and registered in their names.

The spouses of certain of the VIE shareholders further undertook not to make any assertions in connection with the shares of VIE which are held by the VIE shareholders. The spouses of certain of the VIE shareholders confirmed that the VIE shareholders can perform, amend, or terminate the above VIE agreements without their authorization or consent. They undertook to execute all necessary documents and take all necessary actions to ensure appropriate performance of the agreements.

The spouses of certain of the VIE shareholders also undertook that if they obtain any share of VIE which are held by the VIE shareholders for any reasons, they will be bound by the VIE agreements and comply with the obligations thereunder as shareholders of VIE. For this purpose, upon WFOE’s request, they will sign a series of written documents in substantially the same format and content as the VIE agreements and Exclusive Services Agreement.

Our Risks and Challenges

Investing in our Class A Ordinary Shares entails a significant level of risk. Before investing in our Class A Ordinary Shares, you should carefully consider the risks and uncertainties summarized below, the risks described under the “Risk Factors,” in addition to all of the other information in this prospectus supplement and documents that are incorporated in this prospectus supplement by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference.

Pop Culture Group Co., Ltd is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China . The PRC government has significant influence over China-based operations of any company by allocating resources, providing preferential treatment to particular industries or companies, or imposing industry-wide policies on certain industries. The PRC government may also amend or enforce existing rules and regulation or adopt new ones with little advance notice, which could materially increase our compliance cost, change the relevant industry landscape, or cause significant changes to our business operations. Furthermore, the PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations at any time as the government deems appropriate to further regulatory, political and societal goals. Any such action could materially and adversely affect our business, financial condition and results of operations, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Related to Doing Business in PRC— Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.” in the 2025 Form 20-F.

Investors in our Class A Ordinary Shares are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company. Pop Culture Group Co., Ltd is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China. Such structure involves unique risks to investors in our Class A Ordinary Shares. Investors may never directly hold equity interests in our subsidiaries with substantive operations.

See “Risk Factors” on page S-12 of this prospectus supplement for a discussion of risks related to our Ordinary Shares and this offering. In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2025 Form 20-F as well as other documents incorporated by reference into the accompanying prospectus.

Risks Relating to Our Corporate Structure

●	If the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

●	The VIE Agreements may not be effective in providing control over Xiamen Pop Culture.

●	The VIE Agreements are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under the VIE Agreements.

●	We may not be able to consolidate the financial results of Xiamen Pop Culture or such consolidation could materially and adversely affect our operating results and financial condition.

●	The VIE Agreements may result in adverse tax consequences.

●	The Xiamen Pop Culture Shareholders have potential conflicts of interest with our Company which may adversely affect our business and financial condition.

●	We rely on the approvals, certificates, and business licenses held by Xiamen Pop Culture and any deterioration of the relationship between Heliheng and Xiamen Pop Culture could materially and adversely affect our overall business operations.

●	The exercise of our option to purchase part or all of the shares in Xiamen Pop Culture under the exclusive option agreement might be subject to certain limitations and substantial costs.

Risks Related to Doing Business in the PRC

●	There are uncertainties under the Foreign Investment Law relating to the status of businesses in China controlled by foreign invested projects primarily through contractual arrangements, such as our business.

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on the PRC operating entities’ business and operations.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

●	Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

●	Any actions by the Chinese government, including any decision to intervene or influence the operations of the PRC operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

●	The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

●	Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

●	Increases in labor costs in the PRC may adversely affect the PRC operating entities’ business and profitability.

●	If the PRC operating entities fail to obtain or renew any of the requisite approvals, licenses, or permits applicable to their business, it could materially and adversely affect their business and results of operations.

●	The PRC operating entities have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject them to penalties.

●	PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

●	PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of offshore offerings to make loans or additional capital contributions to our PRC subsidiaries and to make loans to Xiamen Pop Culture, which could materially and adversely affect their liquidity and their ability to fund and expand their business.

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

●	Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

●	The PRC operating entities have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject them to penalties.

●	Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.

●	Governmental control of currency conversion may affect the value of your investment and our payment of dividends.

●	To the extent cash or assets of our business, of our subsidiaries, or of the PRC operating entities, are in the PRC, such cash or assets may not be available to fund operations or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of case or assets.

●	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

●	If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, share price, and reputation.

●	The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

●	The approval of the CSRC may be required in connection with our offerings under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek the CSRC approval for our offerings.

●	The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

Risks Related to Our Business

●	The PRC operating entities have in recent years shifted their focus to the Event Hosting business, which makes it difficult to predict our prospects and our business and financial performance.

●	If the PRC operating entities are unable to retain the existing clients for their Event Planning and Execution and Brand Promotion businesses, our results of operations will be materially and adversely affected.

●	A substantial portion of the PRC operating entities’ revenue and accounts receivable are currently derived from a small number of customers. If any of these customers experiences a material business disruption, the PRC operating entities would likely incur substantial losses of revenue.

●	In their Event Hosting business, the PRC operating entities primarily generate revenue from sponsorship. If they fail to attract more sponsors to their concerts, hip-hop events, and online hip-hop programs, or if sponsors are less willing to sponsor them, their revenue may be adversely affected.

●	The PRC operating entities’ success is tied to events generally and, in particular, to changes in popularity of hip-hop events on which they choose to focus.

●	The PRC operating entities may be unable to maintain or enhance their portfolio of concerts, which is a key component of their growth strategy.

●	The service agreements and performance agreements for the PRC operating entities’ Event Planning and Execution and Event Hosting businesses impose numerous obligations on them.

●	The PRC operating entities depend on the success of live entertainment events, which are inherently susceptible to risks, and their exposure to such risks is potentially heightened as a result of the nature of entertainment events and the fan experiences they seek to create.

●	The PRC operating entities use third-party services in connection with their business, and any disruption to these services could result in a disruption to their business, negative publicity, and a slowdown in the growth of their customer base, materially and adversely affecting their business, financial condition, and results of operations.

●	The PRC operating entities’ business could be harmed if the relationships on which they depend were to change adversely or terminate.

●	The PRC operating entities’ business depends on the continued success of their brands, and if they fail to maintain and enhance the recognition of their brands, they may face difficulty increasing their network of partners and clients, and their reputation and operating results may be harmed.

●	The PRC operating entities could be adversely affected by a failure to protect their intellectual property or the intellectual property of their partners.

●	Advertisements shown during the PRC operating entities’ events may subject them to penalties and other administrative actions.

●	The markets in which the PRC operating entities operate are highly competitive.

●	The PRC operating entities’ results of operations are subject to seasonality and their financial performance in any one interim period is unlikely to be indicative of, or comparable to, their financial performance in subsequent interim periods.

●	The PRC operating entities may be unable to expand successfully into new cities or markets or expand within cities or markets in which they are already present.

●	The PRC operating entities may be unable to pursue strategic partnership, acquisitions, and investment opportunities to further complement their service offerings.

●	Failure to maintain the quality of customer services could harm the PRC operating entities’ reputation and their ability to retain existing clients and attract new clients, which may materially and adversely affect their business, financial condition, and results of operations.

●	We rely on the skills, experience, and relationships of our senior management team and other key personnel, the loss of which could adversely affect us.

●	A decline in general economic conditions or a disruption of financial markets may affect entertainment markets or the discretionary income of consumers, which in turn could adversely affect the PRC operating entities’ profitability.

●	Demand for the PRC operating entities’ content would be adversely affected by unauthorized distribution of that content.

●	The PRC operating entities’ current insurance policies may not provide adequate levels of coverage against all claims and they may incur losses that are not covered by their insurance.

●	Content related to hip-hop produced and/or distributed by the PRC operating entities may be found objectionable by PRC regulatory authorities, which may have an adverse effect on their business.

●	As the PRC operating entities have been engaged in digital collection sales since May 2022 and we are in the process of developing non-fungible token (“NFT”) products, the PRC operating entities and we may be subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Risks Related to Our Class A Ordinary Shares and the Trading Market

●	Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

●	We do not intend to pay dividends for the foreseeable future.

●	If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

●	The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer.

●	Because we are a foreign private issuer and have taken advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to U.S. issuers, if we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	Our board of directors may, in their absolute discretion, decline to register any transfers of Shares in certain circumstances.

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

●	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

●	If we are classified as a PFIC, United States taxpayers who own our Class A Ordinary Shares may have adverse United States federal income tax consequences.

●	Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

●	Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control.

●	The triple class structure of our share capital has the effect of concentrating voting control with our chief executive officer and chairman, and his interests may not be aligned with the interests of our other shareholders.

●	The triple-class structure of our share capital may adversely affect the trading market for our Class A Ordinary Shares.

●	We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

●	During the course of the audit of our consolidated financial statements, we and our independent registered public accounting firm identified a material weakness in our internal control over financial reporting. If we fail to establish and maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our Class A Ordinary Shares may be adversely impacted.

Implications of Being a Controlled Company

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies. As of the date of this prospectus, Mr. Zhuoqin Huang, our Chief Executive Officer and Chairman of the Board of Directors, owns more than 50% of the voting power represented by our issued and outstanding Ordinary Shares. For so long as we are a “controlled company” under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including: (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and (iii) an exemption from the rule that our director nominees must be selected or recommended solely by independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

Corporate Information

Our principal executive offices are located at Room 1207-08, No. 2488, Huandao East Road, Huli District, Xiamen City, Fujian Province, the PRC, and our phone number is +86-0592-5968169. Our registered office in the Cayman Islands is located at Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, and the phone number of our registered office is +1-3459498599. We maintain a corporate website at http://cpop.cn/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Issuer	Pop Culture Group Co., Ltd

Class A Ordinary Shares offered by us pursuant to this prospectus supplement	7,448,000 Class A Ordinary Shares

Offering price per Class A Ordinary Share	The purchase price of each Class A Ordinary Share is US$0.15.

Pre-Funded Warrants offered by us	We are also offering Pre-Funded Warrants to purchase up to 45,885,333 Class A Ordinary Shares to certain purchaser whose purchase of Class A Ordinary Shares in this offering. Each Pre-Funded Warrant is exercisable for one Class A Ordinary Share. The purchase price of each Pre-Funded Warrant is $0.14 and the exercise price of each Pre-Funded Warrant is $0.01 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Ordinary Shares outstanding before this offering	97,939,041 Ordinary Shares of the Company, consisting of (1) 87,362,733 Class A Ordinary Shares and (2) 10,576,308 Class B Ordinary Shares.

Ordinary Shares outstanding immediately after this offering (assuming fully exercise of pre-funded warrants)	151,272,374 Ordinary Shares of the Company, consisting of (1) 140,696,066 Class A Ordinary Shares and (2) 10,576,308 Class B Ordinary Shares.

Subsequent Closings	Under the Securities Purchase Agreement, each purchaser, severally and not jointly, has the right, during the 30-calendar-day period following the initial closing date, to elect to purchase an additional allocation of up to 100% of the number of Class A Ordinary Shares and Warrant Shares purchased by such purchaser at the initial closing. Any such additional purchase would be made at the per share purchase price of $0.15 and would be effected by delivery of one or more written election notices to the Company during the additional allocation period. Each additional closing will occur on the first trading day following the applicable election notice, subject to the terms and closing procedures set forth in the Securities Purchase Agreement.

Listing	The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “CPOP.”

Use of proceeds	We intend to use approximately 80% of the net proceeds from this offering for supplementing our operating cash flow and general corporate use, approximately 10% of the net proceeds from this offering for high-quality equity investment, and approximately 10% of the net proceeds from this offering for the registration and operation of our overseas business entities, branches and offices. See “Use of Proceeds” for more information.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-12 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

Placement agent	We have engaged Univest as our exclusive placement agent in connection with this offering to use its reasonable best efforts in connection with the placement of the securities offered by this prospectus supplement and the accompanying prospectus. Univest is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page S-21 of this prospectus supplement.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risk factors described in the 2025 Form 20-F, and the risks and uncertainties described below, before making an investment in our securities. Any of the following risks could materially and adversely affect our business, financial condition and results of operations. In any such case, the market price of the Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to This Offering

The market price of our Class A Ordinary Shares has been, and may continue to be volatile, and the value of your investment could decline significantly.

The trading price for our Class A Ordinary Shares has been, and we expect it to continue to be, volatile. The price at which our Class A Ordinary Shares trade depends upon a number of factors, including our historical and anticipated operating results, our financial condition, announcements of technological developments by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, most of which are beyond our control. The foregoing factors, among others, may contribute to the volatility of the market price of our Class A Ordinary Shares, leading to broad market fluctuations that could lower the market price of our Class A Ordinary Shares, resulting in a loss of all or part of your investment in our Class A Ordinary Shares.

New investors in our Class A Ordinary Shares will experience immediate and substantial dilution after this offering.

Since the price per share of our Class A Ordinary Shares being offered is substantially higher than the net tangible book value per share of our Class A Ordinary Shares, you will suffer immediate and substantial dilution in the net tangible book value of the our Class A Ordinary Shares you purchase in this offering. Based on an offering price of US$0.15 per Class A Ordinary Share, you will suffer immediate and substantial dilution of $0.045 per our Class A Ordinary Share with respect to the net tangible book value of the our Class A Ordinary Share. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

A substantial number of Class A Ordinary Shares may be sold in the market following this offering, which may depress the market price for the Class A Ordinary Shares.

Sales of a substantial number of the Class A Ordinary Shares in the public market following this offering could cause the market price of the Class A Ordinary Shares to decline. All of the Class A Ordinary Shares sold in this offering upon issuance will be freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the period of this offering, offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for the Class A Ordinary Shares at prices that may not be the same as the price per Class A Ordinary Share in this offering. We may sell the Class A Ordinary Shares or other securities in any other offering at a price per Class A Ordinary Share that is less than the price per Class A Ordinary Share paid by investors in this offering, and investors purchasing the Class A Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per Class A Ordinary Share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be higher or lower than the price per Class A Ordinary Share paid by investors in this offering.

If we fail to maintain the listing of our Class A Ordinary Shares with a U.S. national securities exchange, the liquidity and price of our Class A Ordinary Shares could be adversely affected.

Our Class A Ordinary Shares are currently listed for trading on the Nasdaq Capital Market. In order to maintain our listing on The Nasdaq Capital Market, we must comply with certain Nasdaq listing rules. If our Class A Ordinary Shares are delisted, our Class A Ordinary Shares may be eligible to trade on the OTC Bulletin Board or another over-the-counter market; however, such delisting could have an adverse impact on the liquidity and price of our Class A Ordinary Shares. Any such alternative would likely result in it being more difficult for us to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of, our Class A Ordinary Shares. In addition, there can be no assurance that our Class A Ordinary Shares would be eligible for trading on any such alternative exchange or markets.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward- looking statements. Sections of this prospectus supplement and the accompanying prospectus (including statements incorporated by reference herein and therein) entitled “Risk Factors,” “Business Overview” and “Operating and Financial Review and Prospects,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	our goals and strategies;

●	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

●	our future business development, results of operations and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our projected markets and growth in markets;

●	our potential need for additional capital and the availability of such capital;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	general economic and business conditions in China and globally;

●	our use of the proceeds from the offering under this prospectus supplement; and

●	assumptions underlying or related to any of the foregoing.

The forward-looking statements made in prospectus supplement, the accompanying prospectus, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus supplement, the accompanying prospectus, or the information incorporated by reference herein include additional factors which could adversely impact our business and financial performance. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Failure of the market to grow at the projected rate may have a material adverse effect on our business and the market price of the Class A Ordinary Shares. In addition, projections or estimates about our business and financial prospects involve significant risks and uncertainties. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately US$6.67 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.  We plan to use the net proceeds from this offering as follows:

●	Approximately 80% of the net proceeds from this offering for supplementing our operating cash flow and general corporate use;

●	Approximately 10% of the net proceeds from this offering for high-quality equity investment; and

●	Approximately 10% of the net proceeds from this offering for the registration and operation of our overseas business entities, branches and offices.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this offering.

However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

DIVIDEND POLICY

We do not have any present plan to pay any cash dividends on our Ordinary Shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has discretion regarding whether to declare or pay dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that a Cayman Islands exempted company may only pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon, among other things, our future operations and earnings, capital requirements and surplus, our financial condition, contractual restrictions, general business conditions and other factors as our board of directors may deem relevant.

We are an exempted company incorporated under the laws of the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025 presented on:

●	an actual basis;

●	a pro forma basis to reflect to the issuance of 16,000,000 Class A Ordinary Shares to the employee and consultant under the current effective equity shares incentive plan; and

●	a pro forma as adjusted basis to reflect (1) the issuance and sale of 53,333,333 Class A Ordinary Shares (or Pre-funded Warrants in lieu of) at the offering price of US$0.15 per Class A Ordinary Share, after deducting estimated offering expenses payable by us.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” of the 2025 Form 20-F, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

The pro forma amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited financial statements and notes thereto and the other financial information incorporated by reference into this prospectus supplement.

	At December 31, 2025
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$4,823,485	4,823,485	11,493,485

Debt:
Short-term debt	6,532,868	6,532,868	6,532,868
Long-term debt	1,164,720	1,164,720	1,164,720
Total debt	7,697,588	7,697,588	7,697,588
Stockholders’ equity:
Class A Ordinary Shares and Class B Ordinary Shares, 81,939,041 shares issued and outstanding as of December 31, 2025; 97,939,041 shares issued and outstanding on pro forma basis as of December 31, 2025; 151,272,374 shares issued and outstanding on pro forma as adjusted basis as of December 31, 2025;	819,390	979,390	1,512,723
Shares Subscription Receivable	(15,441)	(15,441)	(15,441)
Additional paid-in capital	90,043,880	94,683,880	100,820,547
Statutory reserve	1,735,741	1,735,741	1,735,741
Retained earnings	(33,876,581)	(38,676,581)	(38,676,581)
Accumulated other comprehensive loss	(422,192)	(422,192)	(422,192)
Total stockholders’ equity	58,284,797	58,284,797	64,954,797
Non-controlling interest	(56,995)	(56,995)	(56,995)
Total capitalization	$65,925,390	65,925,390	72,595,390

The discussion and table above assume full exercise of the Pre-Funded Warrants.

DILUTION

Our historical net tangible book value on December 31, 2025 was US$29.8 million, or US$0.36 per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving further effect to the sale of the 53,333,333 Class A Ordinary Shares (or Pre-funded Warrants in lieu of) in this offering, at an offering price of US$0.15 per Class A Ordinary Share, and after deducting the estimated offering expenses payable by us in connection with this offering, our pro forma as-adjusted net tangible book value as of December 31, 2025 would have been US$36.5 million, or US$0.24 per Ordinary Share. This represents an immediate decrease in net tangible book value of US$0.12 per Ordinary Share to our existing shareholders and an immediate increase in net tangible book value of US$0.09 per Ordinary Share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per Ordinary Share to shareholders after the issuance of the Ordinary Shares in this offering:

Pro Forma As Adjusted
(US$)
Offering price per Class A Ordinary Share	$0.15
Net tangible book value per both Class A and Class B Ordinary Share as of December 31, 2025	0.36
Decrease in pro forma net tangible book value per Class A Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this offering	(0.12)
Pro forma as adjusted net tangible book value per both Class A and Class B Ordinary Share after giving effect to this offering	0.24
Amount of dilution in net tangible book value per both Class A and Class B Ordinary Share to new investors in this offering	(0.09)

DESCRIPTION OF SECURITIES WE ARE OFFERING

The securities offered in this offering will be issued pursuant to the securities purchase agreement between the Company and the investor dated as of June 12, 2026 (the “Securities Purchase Agreement”). We urge you to review the Securities Purchase Agreement, which will be included as an exhibit to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, for a complete description of the terms and conditions applicable to the securities.

Additionally, we urge you to review the form of Pre-Funded Warrant, which will be included as an exhibit to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, for a complete description of the terms and conditions applicable to the Warrants.

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the heading “Description Of Share Capital” starting on page 15 of the accompanying prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Pre-Funded Warrants will be issued in certificated form only.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.01. The exercise of the purchase rights represented by a Pre-Funded Warrant may be made, in whole or in part, at any time or times on or after June 15, 2026 (the “Initial Exercise Date”). The aggregate exercise price of a Pre-Funded Warrant, except for a nominal exercise price of $0.01 per Class A Ordinary Share underlying each Pre-Funded Warrant, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.01 per Class A Ordinary Share payable on exercise of the Pre-Funded Warrant) shall be required to be paid by the holder of a Pre-Funded Warrant to the Company to effect any exercise of a Pre-Funded Warrant.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding Class A Ordinary Shares immediately after exercise, except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A Ordinary Shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

The Pre-Funded Warrants may be exercised, in whole or in part, by means of cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A Ordinary Shares, upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each Class A Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Class A Ordinary Shares of the successor or acquiring corporation of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Class A Ordinary Shares for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a Pre-Funded Warrant or the rights thereunder may be transferred or assigned, in whole or in part. The ownership of the Pre-Funded Warrants and any transfers of the Pre-Funded Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange Listing

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Class A Ordinary Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus supplement by:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

The calculations in the table below are based on 97,939,041 Ordinary Shares, including (1) 87,362,733 Class A Ordinary Shares and (2) 10,576,308 Class B Ordinary Shares, outstanding before this offering, and 151,272,374 Ordinary Shares, including (1) 140,696,066 Class A Ordinary Shares and (2) 10,576,308 Class B Ordinary Shares outstanding immediately after the completion of this offering.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned						Total Voting
	Class A		Class B		Class C		Power*
	Number of Shares	%	Number of Shares	%	Number of Shares	%	%
Directors and Executive Officers(1)
Zhuoqin Huang(2)	10,000,000	11.45	576,308	5.45	-	-	5.91
Wenjuan Qiu	-	-	-	-	-	-	-
Yunzhu Chen	-	-	-	-	-	-	-
Zhidi Lin	-	-	-	-	-	-	-
Azhen Lin	-	-	-	-	-	-	-
Haiquan Hu	-	-	-	-	-	-	-
All directors and executive officers as a group (six persons)	10,000,000	11.45	576,308	5.45	-	-	5.91

5% Shareholders
Pop Holding Group Limited Partnership	-	-	10,000,000	94.55	-	-	87.34
Chinainvest International Group Co., Ltd	10,000,000	11.45	-	-	-	-	0.87
CPOP International Operations Inc	5,000,000	5.72			-	-	0.43
Popjay International Industry Limited	5,000,000	5.72	-	-	-	-	0.43
Bobo Worldwide Holdings Limited	5,000,000	5.72	-	-	-	-	0.43
Liya Wei	6,000,000	6.87	-	-	-	-	0.52
Shaorong Zheng	6,000,000	6.87	-	-	-	-	0.52
Xiaoyan Chen	5,000,000	5.72	-	-	-	-	0.43
Junhui Liao	5,000,000	5.72	-	-	-	-	0.43
Hongmei Zhang	5,000,000	5.72	-	-	-	-	0.43
Caisen Su	5,000,000	5.72	-	-	-	-	0.43

Notes:

*	Represents the voting power with respect to all of our Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class. Each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 100 votes per one Class B Ordinary Share. Class C Ordinary Shares carries no voting power.

(1)	Unless otherwise indicated, the business address of each of the individuals is Room 1207-08, No. 2488, Huandao East Road, Huli District, Xiamen City, Fujian Province, the PRC.

PLAN OF DISTRIBUTION

Pursuant to our Placement Agency Agreement dated as of June 12, 2026 (the “Placement Agency Agreement”) with Univest, we have engaged Univest to act as our exclusive placement agent (the “Placement Agent”) to solicit offers to purchase the applicable securities offered by this prospectus supplement. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of all of the securities offered hereby. We have entered into the Securities Purchase Agreement directly with certain investors in connection with this offering for the sale of all of the securities offered hereby.

Indemnification

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about June 15, 2026.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the Placement Agent Agreement, we will agree to pay out-of-pocket expenses, including the legal counsel fees and disbursements, not to exceed an aggregate of One Hundred and Twenty Thousand Dollars ($120,000).

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Share	Per Pre-Funded Warrant	Total(2)
Public offering price	$0.15	$0.14	$7,541,146.62
Placement Agent fees (7.0%)(1)	$0.0105	$0.0098	$527,880.26
Proceeds, before expenses, to us(2)	$527,880.26	$5,974,270.36	$7,013,266.36

(1)	Represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering and pay other expenses in connection with this offering. Excludes non-accountable expense reimbursement in an amount equal to half percent (0.5%) of the gross proceeds of the Offering and out-of-pocket expenses, including the reasonable fees, costs and reimbursement of the Placement reasonable travel and out-of-pocket expenses, including legal counsel fees and disbursements, not to exceed an aggregate of One Hundred Thousand Dollars ($120,000).

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Right of First Refusal

The Company granted the Placement Agent a 12-month right of first refusal to provide certain investment banking services to the Company, including in connection with specified underwritten public offerings, private securities offerings and change-of-control or merger transactions, subject to customary exclusions and FINRA limitations. If the Placement Agent exercises the right, the applicable engagement would be subject to a separate agreement with customary terms, including fees and indemnification.

Tail Financing

The Placement Agent is entitled to compensation commensurate with the fees, for 12 months from the date of the Placement Agency Agreement, set forth in the Placement Agency Agreement from the sale of any equity, debt or equity-linked securities to any investor actually introduced by the Placement Agent to the Company between the date of the Placement Agency Agreement and the closing of this offering, if such financing is consummated during such 12-month period.

Electronic Distribution

A prospectus supplement in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus supplement in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the Securities Purchase Agreement. A copy of the Placement Agency Agreement, the Securities Purchase Agreement with the purchasers and the form of Pre-Funded Warrant will be included as an exhibit to our Current Report on Form 6-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Information We Incorporate By Reference.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare, with its business address at with its business address at 17755 US Hwy 19 N, Clearwater, FL 33764.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the trading symbol “CPOP.”

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our Cayman Islands counsel. Certain legal matters as to PRC law will be passed upon for us by Albright Law Firm.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement for the years ended June 30, 2023, 2024, and 2025 have been audited by WWC, P.C., our previous auditor, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of WWC, P.C.is 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 (No. 333-292982), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to underlying shares represented by the Class A Ordinary Shares, to be sold in this offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the Ordinary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A Ordinary Shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. We also maintain a website at http://cpop.cn/, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	the Company’s Annual Report on Form 20-F for the year ended June 30, 2025, filed on November 17, 2025 (the “2025 Form 20-F”);

●	the Company’s Current Reports on Form 6-K, filed with the SEC on July 9, 2025, July 31, 2025, August 28, 2025, September 9, 2025, September 10, 2025, September 11, 2025, September 18, 2025, September 23, 2025, September 29, 2025, November 14, 2025, November 21, 2025, February 25, 2026, April 24, 2026, May 18, 2025 and June 10, 2026;

●	the description of our securities in Exhibit 2.3 to our annual report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 17, 2025, and as amended by Exhibit 99.1 (Amended and Restated Memorandum and Articles of Association of the Company) to our report on Form 6-K filed with the SEC on August 28, 2025; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2025 Form 20-F contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Room 1207-08, No. 2488 Huandao East Road

Huli District, Xiamen City, Fujian Province

The People’s Republic of China

+ 86-0592-5968169

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

$500,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

Pop Culture Group Co., Ltd

We may, from time to time, in one or more offerings, offer and sell up to $500,000,000 of our Class A ordinary shares, par value $0.01 per share (“Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “Pop Culture Group,” “our Company,” and the “Company” refer to Pop Culture Group Co., Ltd, an exempted company limited by shares incorporated under the laws of the Cayman Islands; “Pop Culture HK” refers to Pop Culture (HK) Holding Limited, a Hong Kong corporation and wholly owned subsidiary of Pop Culture Group; “Hualiu or WFOE” refers to Fujian Hualiu Culture & Sports Industry Development Co., Ltd., a limited liability company organized under PRC laws and regulations, which company is wholly owned by Pop Culture HK; “PRC subsidiaries” refers to Hualiu and Yi Caishen (Xiamen) Trading Co., Ltd., a limited liability company organized under PRC laws and regulations; and “the PRC operating entities” refer to Xiamen Pop Culture Co., Ltd., a limited liability company organized under PRC laws and regulations (“Xiamen Pop Culture” or the “VIE”) and its subsidiaries. See “Prospectus Summary—Business Overview.”

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through the VIE and its subsidiaries in the PRC. For accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through certain contractual arrangements (the “VIE Agreements”), which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under generally accepted accounting principles in the United States (“U.S. GAAP”), and the structure involves unique risks to investors. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes. Our securities offered in this offering are securities of Pop Culture Group, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure—The VIE Agreements.” As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “CPOP.” On January 12, 2026, the last reported sales price of our Class A Ordinary Shares on The Nasdaq Capital Market was $0.5016 per share. As of January 27, 2026, there were 61,362,733 Class A Ordinary Shares held by non-affiliates. Therefore, pursuant to General Instruction I.B.1. of Form F-3, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates (also referred to as “public float”) was approximately $30,779,546.87. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have sold, pursuant to General Instruction I.B.5 of Form F-3, an aggregate offering amount of approximately $6 million.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 9 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Because we do not hold equity interests in the VIE or its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including regulatory review of overseas listing of companies in the PRC through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus. See “Risk Factors––Risks Relating to Our Corporate Structure––If the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.”

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiary may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiary could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue its current business operations.

We are subject to certain legal and operational risks associated with being based in the PRC, which could result in a material change in the PRC operating entities’ operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. On December 28, 2021, the Cyberspace Administration of China, together with 12 other governmental departments of the PRC, jointly promulgated the Measures for Cybersecurity Review (2021 version) (the “Cybersecurity Review Measures”), which became effective on February 15, 2022. The Cybersecurity Review Measures requires that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the Cyberspace Administration of China, or the “CAC,” if it intends to be listed in foreign countries. In addition, if a critical information infrastructure operator (“CIIO”) purchases Internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, on March 22, 2024, the CAC issued the Provisions on Promoting and Standardizing Cross-Border Data Flows, which set forth the circumstances exempted from performing the security assessment or filing procedures for cross-border data transfer and further clarify the thresholds and scenarios for data processors to go through these procedures as stipulated under the aforementioned measures. As of the date of this registration statement, we, our subsidiaries, and the PRC operating entities have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, AllBright Law Offices (Xiamen) (“AllBright”), as of the date of this registration statement, we are not subject to cybersecurity review with the CAC, under the Cybersecurity Review Measures, or national security review under the Security Administration, as illustrated below, or any other security assessment or filing procedures for cross-border data transfer, since (i) as companies that provide Chinese Pop Culture related services to corporate clients, we and the PRC operating entities are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) we and the PRC operating entities currently possess personal information of a relatively small number of users in their business operations, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that may be required to pass such cybersecurity review, and they do not anticipate that they will be collecting over one million users’ personal information in the foreseeable future; (iii) we and the PRC operating entities do not conduct cross-border transfer of any sensitive personal information or more than one hundred thousand user’s personal information during our business operations, and (iv) since we and the PRC operating entities are in the Chinese Pop Culture industry, data processed in their business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration.”

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. As our registration statement on Form F-1 in connection with our initial public offering was declared effective on June 29, 2021 and we completed our initial public offering and listing on July 2, 2021,we were initially deemed an Existing Issuer and not required to complete the filing procedures for our initial public offering and listing pursuant to the Trial Measures. However, in the event that we undertake new offerings or fundraising activities in the future, we may be required to complete the filing procedures. According to the Trial Measures, those Chinese companies failing to complete filing procedures may receive a warning from CSRC and be required to rectify the situation, accompanied by a fine ranging from RMB1 million to RMB10 million. The person in charge may receive a warning and be imposed by a fine between RMB500 thousand and RMB5 million. If the controlling shareholder or actual controller of such companies orchestrates or instructs the commission of non-compliance with filing procedures, they will be fined between RMB1 million and RMB10 million. If a securities company or securities service provider fails to perform its duty to urge companies to comply with filing procedures as required by the Trial Measures, it may be warned and face a fine ranging from RMB500 thousand to RMB5 million. The responsible managers and other directly liable personnel may receive a warning and be fined between RMB200 thousand and RMB2 million. As of the date of this prospectus, we have completed the following filing procedures with the CSRC: On October 14, 2025, we completed the initial filing procedures in connection with the July 2025 Private Placement; On November 24, 2025, we completed an additional filing in connection with the offering made pursuant to the Company’s existing shelf registration statement on Form F-3 (which was declared effective on November 18, 2022), the base prospectus, and the prospectus supplement dated September 30, 2025. With respect to the offerings under this prospectus, we are required to submit filing materials to the CSRC upon the completion of the first issuance, and subsequently provide summary reports to the CSRC regarding the status of the remaining issuances after their respective completions. Other than the foregoing, as of the date of this prospectus, according to AllBright, our PRC legal counsel, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us, our subsidiaries, the VIE, and/or the VIE’s subsidiaries to obtain regulatory approval from Chinese authorities for our continued listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting a subsequent offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “-D. Risk Factors-Risks Relating to Doing Business in the PRC-The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or the PRC operating entities’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor the PRC operating entities engage in monopolistic behaviors that are subject to these statements or regulatory actions.

As of the date of this registration statement, we, our PRC subsidiaries, and the PRC operating entities, (i) are not covered by additional permissions or approval requirements from any governmental agency that is required to approve the PRC operating entities’ operations, (ii) have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and (iii) no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (i) business licenses; (ii) the Electronic Data Interchange (“EDI”) and Internet Content Provider (“ICP”) Licenses; (iii) the Commercial Performance License; (iv) the filing-for-record procedures before engaging in non-commercial Internet content service operations; and (v) the filing-for-record for Blockchain Information Services.

As advised by our PRC counsel, AllBright, as of the date of this registration statement, our Company, our subsidiaries, and the PRC operating entities, (i) are not required to obtain additional permissions or approvals to operate their current business, (ii) are not required to obtain permission from the CSRC, the CAC, or any other Chinese authorities to maintain our listing status on U.S. exchange based on PRC laws and regulations currently in effect, and (iii) have not received or were denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies, including the CAC or the CSRC, would take the same view as we do, and there is no assurance that our PRC subsidiaries and the PRC operating entities are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If our PRC subsidiaries or the PRC operating entities (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries and the PRC operating entities are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—If the PRC operating entities fail to obtain or renew any of the requisite approvals, licenses, or permits applicable to their business, it could materially and adversely affect their business and results of operations” in our most recent annual report on Form 20-F (the “2025 Annual Report”).

In addition, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act (as defined below), if the Public Company Accounting Oversight Board (United States), or the “PCAOB,” is unable to inspect our auditor for two consecutive years. Our auditor, WWC, P.C., is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “-D. Risk Factors-Risks Relating to Doing Business in the PRC-Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Cash is transferred among our Company, our subsidiaries, and the VIE, in the following manners: (i) funds are transferred to our WFOE, from our Company as needed through Pop Culture HK, our Hong Kong subsidiary, in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by the VIE to WFOE, as service fees according to the VIE Agreements; (iii) dividends or other distributions may be paid by WFOE, to our Company through Pop Culture HK; and (iv) WFOE and the VIE, lend to and borrow from each other from time to time for business operation purposes. For more details, see “Prospectus Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences” and “Corporate History and Structure—The VIE Agreements.” As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor do they have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Pop Culture HK. Pop Culture HK will rely on payments made from Xiamen Pop Culture to our PRC subsidiary, Hualiu, pursuant to the VIE Agreements, and the distribution of such payments to Pop Culture HK. There are no laws or regulations that restrict us from providing funding to or receiving dividends from our Hong Kong subsidiary, except for the transfer of funds involving money laundering and criminal activities. To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash. See “Risk Factors—Risks Relating to Our Corporate Structure—To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash.” The Company’s management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments and the PRC operating entities. Each subsidiary, department, or PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of the Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. See “Prospectus Summary—Asset Transfers between Our Company, Our Subsidiaries, and the VIE,” “Prospectus Summary—Selected Condensed Consolidated Financial Schedule of Pop Culture Group and its Subsidiaries and the VIE,” and our audited consolidated financial statements in the 2025 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $500,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Pop Culture Group, par value $0.01 per share;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Pop Culture Group, par value $0.01 per share;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“fiscal year” are to the period from July 1 to June 30 of the year;

●	“PRC laws and regulations” are to the laws and regulations of mainland China;

●	“RMB” or “Renminbi” are to the legal currency of mainland China;

●	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“WFOE” are to wholly foreign-owned enterprise; and

●	“Xiamen Pop Culture Shareholders” are to Zhuoqin Huang, Weiyi Lin, Rongdi Zhang, Chunxiao Cui, Xiayu Cui, Junlong He, Azhen Lin, and Wuyang Chen, who collectively hold 100% of the equity interests in Xiamen Pop Culture.

The PRC operating entities conduct their business using RMB. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

We are a holding company incorporated as an exempted company in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through the VIE and its subsidiaries in the PRC. The VIE Agreements were entered into by and among Hualiu, Xiamen Pop Culture, and the Xiamen Pop Culture Shareholders and include the Exclusive Services Agreement, Share Pledge Agreement, Exclusive Option Agreement, Shareholders’ Powers of Attorney, and Spousal Consents. For a description of the VIE Agreements, see “—The VIE Agreements.” For accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. Our securities offered in this offering are securities of Pop Culture Group, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries.

The following diagram illustrates our corporate structure, including our subsidiaries and the PRC operating entities, as of the date of this prospectus:

Minority(2) Shareholders
Joya Enterprises(1) Limited
Pop Holding Group(1) Limited Partnership
Public(2) Shareholders
4.95%
5.11%
88.57%
1.37%
Pop Culture Group Co., Ltd "Pop Culture Group" Cayman Islands, 2020
100%
Pop Culture Global Operations Inc. California, 2021
Outside the PRC
Inside the PRC
100%
CPFH Holding Limited Hong Kong, 2023
100%
Pop Culture (HK) Holding Limited "Pop Culture HK" Hong Kong, 2020
100%
Fujian Hualiu Cultural & Sports Industry Development Co., Ltd. "Hualiu" PRC, 2022
100%
Yi Caishen (Xiamen) Trading Co., Ltd. PRC, 2017
Contractual Arrangements
Xiamen Pop Culture Co., Ltd.(3) "Xiamen Pop Culture" PRC, 2007
100%
Jiangxi Hualiu Culture Technology Co., Ltd. PRC, 2017
100%
Xiamen Pupu Digital Technology Co., Ltd. PRC, 2022
60%
Shanghai Pupu Sibo Sports(5) Technology Development Co., Ltd. PRC, 2017
100%
Guangzhou Shuzhi Culture Communication Co., Ltd. PRC, 2018
100%
Shenzhen Pop Digital Industrial Development Co., Ltd PRC, 2020
100%
Hualiu Digital Entertainment (Beijing) International Culture Media Co., Ltd. PRC, 2022
51%
Zhongpu Shuyuan (Xiamen) Digital Technology Co., Ltd.(4) PRC, 2022
100%
Xiamen Qiqin Technology Co., Ltd. PRC, 2021
100%
Xiamen Hand In Hand Network Technology Co., Ltd. PRC, 2021
100%
Xiamen Pop Shuzhi Culture Communication Co., Ltd. PRC, 2022
40%
Xiamen Hualiu Music Culture Communication Co., Ltd. PRC, 2024

*	Indicates less than 1%

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares is entitled to 100 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share. Holders of our Class C Ordinary Shares carry no vote. As of the date of this prospectus, there is no shareholder holding our Class C Ordinary Shares.

(1)	Represents 1,057,630,800 votes underlying (i) 576,308 Class B Ordinary Shares indirectly held by Zhuoqin Huang, the sole owner of Joya Enterprises Limited, and (ii) 10,000,000 Class B Ordinary Shares indirectly held by Zhuoqin Huang, as the general partner of Pop Holding Group Limited Partnership, as of the date of this prospectus.

(2)	Represents 71,362,733 votes underlying an aggregate of 71,362,733 Class A Ordinary Shares held by 38 shareholders of Pop Culture Group, each one of which holds less than 5% of our voting ownership interests, as of the date of this prospectus.

(3)	As of the date of this prospectus, Xiamen Pop Culture is held by Zhuoqin Huang as to 64.00%, Weiyi Lin as to 10.02%, Rongdi Zhang as to 9.10%, Chunxiao Cui as to 6.11%, Xiayu Cui as to 6.11%, Junlong He as to 4.42%, Azhen Lin as to 0.12%, and Wuyang Chen as to 0.12%, respectively, together holding 100% of the shares.

(4)	Zhongpu Shuyuan (Xiamen) Digital Technology Co., Ltd. is held by Jiangxi Hualiu Culture Technology Co., Ltd. (“Jiangxi Hualiu”), Junpu Jiyuan (Xiamen) Digital Industry Co., Ltd. (“Junpu Jiyuan”) and two unrelated parties. Jiangxi Hualiu holds 30% of the equity interests in Junpu Jiyuan.

(5)	Lei Wang, an employee of the Company, holds 40% of the equity interests in Shanghai Pupu Sibo Sports Technology Development Co., Ltd. (“Pupu Sibo”).

Investors are purchasing securities of Pop Culture Group, the offshore holding company in the Cayman Islands, instead of securities of the PRC operating entities, Xiamen Pop Culture and its subsidiaries.

The VIE Agreements

Neither we nor our subsidiaries own any share in Xiamen Pop Culture or its subsidiaries. Instead, for accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. Hualiu, Xiamen Pop Culture, and the Xiamen Pop Culture Shareholders entered into the VIE Agreements on April 3, 2025. The VIE Agreements are designed to provide Hualiu with the power, rights, and obligations with respect to Xiamen Pop Culture as set forth under the VIE Agreements. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in Hualiu and the provisions of the VIE Agreements.

Each of the VIE Agreements is described in detail below:

Exclusive Services Agreement

Pursuant to the Exclusive Services Agreement between the VIE and Hualiu, Hualiu provides the VIE with marketing services, management consultation services, technical support, and other services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to the VIE by Hualiu under the Exclusive Services Agreement, Hualiu is entitled to collect a service fee equal to 100% of the net income of the VIE, which is the VIE’s earnings before tax after deducting relevant costs and reasonable expenses.

The Exclusive Services Agreement became effective on April 3, 2025 and will remain effective unless otherwise terminated as required by laws or regulations, or by relevant governmental or regulatory authorities. Nevertheless, the Exclusive Services Agreement will be terminated after all shares in the VIE held by the VIE shareholders and/or all the assets of the VIE have been legally transferred to Hualiu and/or its designee in accordance with the Exclusive Option Agreement executed by and among Hualiu, the VIE, and its shareholders.

Share Pledge Agreement

Under the Share Pledge Agreement among Hualiu and the VIE shareholders, together holding 100% of the shares in the VIE, the VIE shareholders pledged their shares in the VIE to Hualiu to guarantee the performance of the VIE’s obligations under the Exclusive Services Agreement. Under the terms of the Share Pledge Agreement, in the event that the VIE or the VIE shareholders breach their respective contractual obligations under the Exclusive Services Agreement, Hualiu, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of the pledged shares in accordance with applicable the People’s Republic of China (“PRC”) laws and regulations. The VIE shareholders further agreed not to dispose of the pledged shares or take any action that would prejudice Hualiu’s interest.

The Share Pledge Agreement is effective until the full payment of the service fees under the Exclusive Services Agreement and upon termination of the VIE’s obligations under the Exclusive Services Agreement, or upon the transfer of shares under the Exclusive Option Agreement executed by and among Hualiu, the VIE, and its shareholders.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the VIE shareholders, together holding 100% of the shares in the VIE, irrevocably granted Hualiu (or its designee) an exclusive option to purchase, to the extent permitted under PRC laws and regulations, once or at multiple times, at any time, part or all of their shares in the VIE. The option purchase price is RMB10 or the minimum amount to the extent permitted under PRC laws and regulations, whichever is lower.

The Exclusive Option Agreement remains effective until all the equity of the VIE is legally transferred under the name of Hualiu and/or other entity or individual designated by it, unless terminated earlier by Hualiu with a 30-day prior notice.

Shareholders’ Powers of Attorney

Under each of the Powers of Attorney, the VIE shareholders authorized Hualiu to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings, (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC laws and regulations and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole, and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of the VIE.

The Powers of Attorney are irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the VIE shareholders are shareholders of the VIE.

Spousal Consents

The spouses of certain of the VIE shareholders agreed, via a spousal consent, to the execution of the transaction documents as part of the VIE Agreements (the “Transaction Documents”), including: (a) an Exclusive Option Agreement, (b) a Share Pledge Agreement, and (c) Powers of Attorney; and the disposal of the shares of the VIE held by the VIE shareholders and registered in their names.

The spouses of certain of the VIE shareholders undertook not to make any assertions in connection with the shares of the VIE which are held by the VIE shareholders. The spouses of certain of the VIE shareholders confirmed that the VIE shareholders can perform, amend, or terminate the Transaction Documents without their authorization or consent. They undertook to execute all necessary documents and take all necessary actions to ensure appropriate performance of the agreements. The spouses of certain of the VIE shareholders also undertook that if they obtain any share of the VIE which are held by the VIE shareholders for any reasons, they will be bound by the Transaction Documents and comply with the obligations thereunder as shareholders of the VIE. For this purpose, upon Hualiu’s request, they will sign a series of written documents in substantially the same format and content as the Transaction Documents (as amended from time to time).

Risks Associated with Our Corporate Structure and the VIE Agreements

Because we do not directly hold equity interests in the VIE and its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of companies in the PRC through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the VIE’s operations, and the value of our Class A Ordinary Shares may depreciate significantly or become worthless. See “—D. Risk Factors—Risks Relating to Our Corporate Structure,” “—D. Risk Factors—Risks Relating to Doing Business in the PRC,” and “—D. Risk Factors—Risks Relating to Our Class A Ordinary Shares and the Trading Market.” The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus.

The VIE Agreements may not be as effective as direct ownership in providing operational control. For instance, Xiamen Pop Culture and the Xiamen Pop Culture Shareholders could breach the VIE Agreements, by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The Xiamen Pop Culture Shareholders may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the VIE Agreements. In the event that Xiamen Pop Culture or the Xiamen Pop Culture Shareholders fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state. See “—D. Risk Factors—Risks Relating to Our Corporate Structure—If the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations,” “—D. Risk Factors—Risks Relating to Doing Business in the PRC—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us,” “—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements may not be effective in providing control over Xiamen Pop Culture,” and “—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under the VIE Agreements.” in the 2025 Annual Report.

Business Overview

We conduct our business in the PRC through the PRC operating entities. The following description of our business is a description of the business of the PRC operating entities. See “—Our Corporate Structure—The VIE Agreements” for a summary of the VIE Agreements.

We primarily conduct our business in mainland China through the People’s Republic of China (the “PRC”) operating entities, while gradually expanding a modest presence in Hong Kong and overseas through our offshore entities. The PRC operating entities have in recent years focused on providing Event Hosting, Event Planning and Execution and Brand Promotion services (defined as below). The PRC operating entities own an extensive portfolio of intellectual property rights related to hip-hop events, including a stage play, three dance competitions or events, two cultural and musical festivals, and two promotional parties that feature live hip-hop performances in karaoke bars or amusement parks to promote hip-hop culture, and they cooperate with music companies and artists to host various concerts in China; starting from March 2020, the PRC operating entities have been developing and operating hip-hop related online programs (collectively, “Event Hosting”). The PRC operating entities help corporate clients with the design, logistics, and layout of events, coordinate and supervise the actual event set-up and implementation, and generate revenue through service fees (“Event Planning and Execution”). Their services feature significant hip-hop elements and cover each aspect of corporate and marketing events, including communication, planning, design, production, reception, execution, and analysis. The PRC operating entities have been providing brand promotion services, such as online marketing and promotion, trademark and logo design, visual identity system design, brand positioning, brand personality design, and digital solutions, to corporate clients for service fees (“Brand Promotion”).

With the rapid rise of Chinese Pop in recent years, our business has expanded beyond a focus on Chinese Hip-Hop to encompass the broader Chinese Pop industry. Leveraging our extensive experience and deep expertise accumulated in related fields, we have evolved into a diversified performing arts and entertainment group, dedicated to promoting pan-Chinese pop culture. Our integrated ecosystem spans both online and offline platforms, and encompasses the following: (1) live entertainment events (“Live Entertainment”) (originally represents event hosting, and event planning and execution) (including concerts, music festivals, street dance competitions, and other performances); (2) digital entertainment services (“Digital Entertainment”) (originally mainly represents brand promotion); (3) other services.

For live entertainment services, the operating entities deliver high-quality and immersive cultural experiences to clients and end-users primarily by providing artist management and agency services, and in limited cases by organizing concerts, music festivals, street dance competitions, Chinese Pop events, and other live activities. During the year ended June 30, 2025, the operating entities participated in eight large-scale concerts and touring projects, serving 15 corporate clients. These events collectively attracted approximately 600,000 social media engagements, representing an increase from 520,000 social media engagements in the same period of 2024.

For digital entertainment services, the operating entities offer customized digital marketing solutions services to clients by leveraging extensive internet media resources, enabling effective brand promotion campaigns. Revenue from digital entertainment increased by 140.6% from $39.6 million for the year ended June 30, 2024 to $95.3 million for the year ended June 30, 2025, primarily attributable to (i) the changing consumer trends that increase the public dependence on digital channels (especially short-form video platforms) for brand and product information; and (ii) the budget reallocation by clients, the material expansion in corporate online marketing expenditures directed toward our internet media-based solutions.

For other services, the operating entities generate service revenue through digital collectible sales to individual collectors, SaaS software services to hip-hop dance training institutions, property subleasing of company-leased facilities to third parties, and other ancillary service offerings for service fees. Other revenue for the year ended June 30, 2025 was US$2.32 million, which represents an increase of US$2.04 million, or 729.4%, compared to that in the year ended June 30, 2024.

The PRC operating entities provide Live Entertainment service that deliver high-quality and immersive cultural experiences to clients and end-users primarily by providing artist management and agency services, and in limited cases by organizing concerts, music festivals, street dance competitions, Chinese Pop events, and other live activities. The operating entities generate revenue from offering sponsorship packages to advertisers in exchange for sponsorship fees, and providing related services.

The PRC operating entities also provide Digital Entertainment services, such as offering customized digital marketing solutions services to clients by leveraging extensive internet media resources, enabling effective brand promotion campaigns.

We believe that the main reason corporate clients hire the PRC operating entities to provide Live Entertainment and Digital Entertainment services geared towards the younger generation is for their deep understanding of the taste and preferences of this generation.

For the fiscal years ended June 30, 2025, 2024, and 2023, we had total revenue of $107,632,769, $47,381,918, and $18,543,243, and net loss of $6,893,491, $12,632,115, and $25,257,696, respectively. Revenue derived from the Live Entertainment business accounted for 9%, 16%, and 45% of our total revenue for those fiscal years, respectively. Revenue derived from the Digital Entertainment business accounted for 89%, 83%, and 53% of our total revenue for those fiscal years, respectively. Revenue derived from Other Services accounted for 2%, 1%, and 2% of our total revenue for those fiscal years, respectively.

Recent Development

On October 9, 2023, we held an extraordinary general meeting of shareholders, during which our shareholders passed an ordinary resolution to approve a share consolidation of each 10 ordinary shares with a par value of $0.001 each in our issued and unissued share capital into one ordinary share with a par value of $0.01, to be effected on such date as our board of directors of the Company may determine (the “October 2023 Share Consolidation”).

On October 12, 2023, our board of directors adopted resolutions to set the effective date of the October 2023 Share Consolidation to October 26, 2023, and the October 2023 Share Consolidation was reflected with the Nasdaq Stock Market and in the marketplace at the opening of business on October 27, 2023.

On February 5, 2024, shareholders of the Company held an extraordinary general meeting and approved (1) the increase of the authorized share capital of the Company from $50,000 divided into 4,400,000 Class A ordinary shares of par value $0.01 each and 600,000 Class B ordinary shares of par value $0.01 each, to $60,000 divided into 5,400,000 Class A ordinary shares of par value $0.01 each and 600,000 Class B ordinary shares of par value $0.01 each, and (2) the re-designation and re-classification of 1,000,000 of its authorized but unissued Class A ordinary shares into Class C ordinary shares such that the Company’s authorized share capital is $60,000 divided into 4,400,000 Class A ordinary shares of par value $0.01 each, 600,000 Class B ordinary share of par value $0.01 each, and 1,000,000 Class C ordinary shares of par value $0.01 each. The terms of the Class C ordinary shares are the same as Class A ordinary shares, except that holders of Class C ordinary shares are not entitled to vote.

On March 19, 2024, the Company entered into a series of subscription agreements (collectively, the “March 2024 Subscription Agreements”) with three purchasers, each an unrelated third party to the Company (collectively, the “March 2024 Purchasers”). Pursuant to the March 2024 Subscription Agreements, the March 2024 Purchasers agreed to subscribe for and purchase, and the Company agreed to issue and sell to the March 2024 Purchasers, an aggregate of 1,500,000 Class A Ordinary Shares (the “Shelf Takedown Shares”), at a purchase price of $2.86 per share, for an aggregate purchase price of $4,290,000 (the “Shelf Takedown”). The Shelf Takedown Shares were offered under the Company’s registration statement on Form F-3 (File No. 333-266130), initially filed with the U.S. Securities and Exchange Commission on July 14, 2022 and declared effective on November 18, 2022 (the “F-3 Registration Statement”). A prospectus supplement to the F-3 Registration Statement in connection with this Shelf Takedown was filed with the U.S. Securities and Exchange Commission on March 19, 2024. The March 2024 Subscription Agreements, the transactions contemplated thereby, and the issuance of the Shelf Takedown Shares were approved by the Company’s board of directors. The closing of the transactions contemplated by the March 2024 Subscription Agreements took place on March 21, 2024.

On March 26, 2024, shareholders of the Company held an extraordinary general meeting at which (1) holders of Class A ordinary shares passed a special resolution approving the variation of the rights of each class of shares currently issued by the Company in such manner and to such extent such that each holder of Class B ordinary shares shall be entitled to exercise 100 votes for each Class B ordinary share they hold (the “Class B Variation”), (2) all shareholders (voting as one class) passed an ordinary resolution approving the approved the increase of the authorized share capital of the Company from $60,000 divided into 4,400,000 Class A ordinary shares of par value $0.01 each, 600,000 Class B ordinary shares of par value $0.01 each and 1,000,000 Class C ordinary shares of par value $0.01 each, to $760,000 divided into 64,400,000 Class A ordinary shares of par value $0.01 each, 10,600,000 Class B ordinary shares of par value $0.01 each and 1,000,000 Class C ordinary shares of par value $0.01 each (the “March 2024 Share Capital Increase”), and (3) all shareholders (voting as one class) passed a special resolution approving the Company’s adoption of amended and restated memorandum and articles of association reflecting the Class B Variation and March 2024 Share Capital Increase. The Company separately received written consent from the sole holder of Class B ordinary shares to the Class B variation on 8 January 2024.

On May 29, 2024, Hualiu Digital established a subsidiary, Xiamen Hualiu Music Culture Communication Co., Ltd. (“Hualiu Music”), under PRC laws and regulations. Hualiu Digital holds 40% equity interests in Hualiu Music. As of the date of this prospectus, Hualiu Music has not been operative, nor has it generated any revenue.

On May 29, 2024, the Company, through its wholly owned subsidiary Pop Culture HK, entered into a stock purchase agreement (the “Yi Caishen Stock Purchase Agreement”) with Shaorong Zheng to acquire Yi Caishen (Xiamen) Trading Co., Ltd., a limited liability company incorporated in China (“Yi Caishen”). Pursuant to the Stock Purchase Agreement, Pop Culture HK agreed to acquire 98% of the equity interests in the Yi Caishen (the “Yi Caishen Target Equity”) from Shaorong Zheng. In consideration of the sale of the Yi Caishen Target Equity, the Company agreed to issue to Shaorong Zheng 1,000,000 Class A Ordinary Shares with an aggregate value of $1,100,000.

On June 25, 2024, Xiamen Pop Culture transferred 40% equity interests it held in Pupu Sibo to Lei Wang. As of the date of this prospectus, Xiamen Pop Culture holds 60% equity interests in Pupu Sibo.

On August 6, 2024, the Company, entered into the August 2024 Subscription Agreements with Subscribers. Pursuant to the August 2024 Subscription Agreements and in reliance on Rule 902 of Regulation S, the Company agreed to sell and the Subscribers agreed to purchase an aggregate of 10,000,000 Class A Ordinary Shares, par value $0.01 per share, of the Company at a price of $1.00 per Class A Ordinary Share. On August 23, 2024, the Company closed this transaction. This transaction is referred to as the “August 2024 PIPE.”

On August 23, 2024, the Company closed a private placement pursuant to certain subscription agreements dated August 6, 2024 with 12 investors (the “August 2024 Subscribers”). The Company issued and sold an aggregate of 10,000,000 Class A Ordinary Shares to the August 2024 Subscribers at a price of $1.00 per share and received gross proceeds of $10 million.

On July 11, 2024, the Company closed the acquisition of 98% of the issued share capital in Yi Caishen, pursuant to the Yi Caishen Stock Purchase Agreement (as defined above). The Company completed the acquisition of 100% of Yi Caishen on February 5, 2025.

On January 1, 2025, the Company entered into that certain Agreement for the Acquisition of Equity through the Issuance of Shares (the “Hand in Hand Acquisition Agreement”) with Ling Yang for the indirect acquisition of Xiamen Hand in Hand Network Technology Co., Ltd, a limited liability company incorporated in China ( “Hand in Hand”).

Pursuant to the Hand in Hand Acquisition Agreement, Guangzhou Shuzhi Culture Communication Co., Ltd., a private company incorporated under the laws of the People’s Republic of China, wholly owned by the Company’s variable interest entity, agreed to acquire 99% of the equity interests in Hand in Hand (the “Hand in Hand Target Equity”) from Ling Yang, with the remaining 1% of the equity interests retained by one current shareholder of Hand in Hand. In consideration of the sale of the Hand in Hand Target Equity, the Company agreed to issue to Ling Yang 2,000,000 Class A Ordinary Shares with an aggregate value of $2,000,000. The acquisition of 100% of the Hand in Hand Target Company was completed on September 8, 2025.

On February 10, 2025, shareholders of the Company held an extraordinary general meeting at which (1) it was resolved as an ordinary resolution that the authorized share capital of the Company be increased from US$760,000 divided into 64,400,000 Class A Ordinary Shares of par value US$0.01 each, 10,600,000 Class B Ordinary Shares of par value US$0.01 each and 1,000,000 Class C Ordinary Shares of par value US$0.01 each, to US$2,960,000 divided into 264,400,000 Class A Ordinary Shares of par value US$0.01 each, 30,600,000 Class B Ordinary Shares of par value US$0.01 each and 1,000,000 Class C Ordinary Shares of par value US$0.01 each (the “February Share Capital Increase”), (2) it was resolved as a Special Resolution that subject to and immediately following the February Share Capital Increase being effected, the Company adopt an amended and restated memorandum of association in substitution for, and to the exclusion of, the Company’s current amended and restated memorandum of association to reflect the February Share Capital Increase.

On July 8, 2025, Company, entered into certain subscription agreements with 10 investors (the “July 2025 Subscribers”). Pursuant to the Subscription Agreements and in reliance on Rule 902 of Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company agreed to sell and the July 2025 Subscribers agreed to purchase an aggregate of 50,000,000 Class A Ordinary Shares at a price of $0.50 per Class A Ordinary Share; and an aggregate of 10,000,000 Class B Ordinary Shares at a price of $0.55 per Class B Ordinary Share (collectively, the “July 2025 Private Placement”). The July 2025 Subscribers represented that they were not residents of the United States and were not “U.S. persons” as defined in Rule 902(k) of Regulation S and were not acquiring the Ordinary Shares for the account or benefit of any U.S. person.

The July 2025 Private Placement closed on July 8, 2025 and received gross proceeds of $30.5 million. The Class A Ordinary Shares and Class B Ordinary Shares issued in the July 2025 Private Placement are not subject to the registration requirements of the Securities Act, pursuant to Regulation S promulgated thereunder. The management of the Company will have sole and absolute discretion concerning the use of the proceeds from the July 2025 Private Placement.

The shareholders of the Company held an extraordinary general meeting on August 25, 2025, where a proposal to change the dual foreign name of the Company to 华流文化集团有限公司 was approved.

On September 25, 2025, the Company entered into securities purchase agreements with certain institutional accredited investors named therein (the “September 2025 Investors”), pursuant to which the Company agreed to sell and issue 5,000,000 Class A Ordinary Shares to the September 2025 Investors at a purchase price of US$1.20 per share, in a registered direct offering of $6 million of its securities, which closed in September 2025.

Corporate Information

Our principal executive offices are located at Room 1207-08, No. 2488, Huandao East Road, Huli District, Xiamen City, Fujian Province, the PRC, and our phone number is +86-0592-5968169. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, and the phone number of our registered office is +1-3459498599. We maintain a corporate website at http://cpop.cn/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, investing in our securities is highly speculative and involves a significant degree of risk. We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through the VIE and its subsidiaries in the PRC. We do not have any equity ownership of the VIE; instead, for accounting purposes, we control and receive the economic benefits of the VIE’s business operations through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. Our securities offered in this offering are securities of Pop Culture Group, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. Set forth below are certain risks related to the VIE structure and recent regulatory initiatives implemented by the relevant PRC government entities.

Risks Relating to Our Corporate Structure

If the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership of Internet content services and radio and television program production and distribution business is prohibited under current PRC laws and regulations. Accordingly, we currently operate our radio and television program production and distribution business through Xiamen Pop Culture, a VIE, pursuant to the VIE Agreements. For a description of the VIE Agreements, see “Our Corporate Structure—The VIE Agreements.”

According to our PRC counsel, AllBright, based on its understandings of the relevant PRC laws and regulations, (i) the ownership structure of Xiamen Pop Culture and Hualiu is currently not in violation of applicable PRC laws and regulations currently in effect; and (ii) each of the VIE Agreements is legal, valid, binding, and enforceable in accordance with its terms and applicable PRC laws and regulations. Our PRC counsel, AllBright, however, has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus. Accordingly, the PRC regulatory authorities may ultimately take a view contrary to the opinion of our PRC counsel. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or, if adopted, what they would provide.

If our corporate structure and the VIE Agreements are determined as illegal or invalid by the competent court in the PRC, arbitral tribunal, or regulatory authorities, we may be unable to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and the VIE Agreements are found to be in violation of any existing or future PRC laws or regulations, or we or Xiamen Pop Culture fails to obtain or maintain any required permits or approvals, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and/or operating licenses of Hualiu or Xiamen Pop Culture;

●	discontinuing or restricting the operations of Hualiu or Xiamen Pop Culture;

●	imposing conditions or requirements with which we, Hualiu, or Xiamen Pop Culture may not be able to comply;

●	requiring us, Hualiu, or Xiamen Pop Culture to change our corporate structure and the VIE Agreements;

●	restricting or prohibiting our use of the proceeds from our public offering to finance the PRC operating entities’ business and operations in the PRC; and

●	imposing fines.

The imposition of any of these penalties would result in a material and adverse effect on the PRC operating entities’ ability to conduct their business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of Xiamen Pop Culture in our consolidated financial statements, if the PRC government authorities were to find our legal structure and the VIE Agreements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of Xiamen Pop Culture or our right to receive substantially all the economic benefits and residual returns from Xiamen Pop Culture and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of Xiamen Pop Culture in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations, and our securities may significantly decline in value or become worthless.

Risks Relating to Doing Business in the PRC

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with third parties in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The legal system in the PRC is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in the PRC could affect the business environment and our ability to operate our business in the PRC.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in the PRC may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the legal system in the PRC than in more developed legal systems. Furthermore, the legal system in the PRC is based in part on government policies, internal rules, and regulations (some of which are not published in a timely manner or at all) that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in the PRC could materially and adversely affect our business and impede our ability to continue our operations.

Such uncertainties, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof, could limit the legal protections available to us and our investors, including you.

Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Substantially all of our operations are located in the PRC. Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to taxation, foreign investment, information security, Internet, and other matters. The central or local governments of the PRC may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. and two days later ordered that the company’s app be removed from smartphone app stores. On July 24, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector. We cannot rule out the possibility that the Chinese government will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition, and results of operations.

As such, the PRC operating entities’ business segments may be subject to various government and regulatory interference, and they could be subject to new regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The PRC operating entities may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

Recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in the PRC that are to be conducted in foreign markets, as well as foreign investment in China-based issuers. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Mergers & Acquisitions and Overseas Listings.”

According to the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as Existing Issuers. Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Further, according to the CSRC Notice, domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC.

Based on the foregoing, as our registration statement on Form F-1 in connection with our initial public offering was declared effective on June 29, 2021, and we completed our initial public offering and listing on July 2, 2021, we are currently not required to complete the filing procedures pursuant to the Trial Measures. However, in the event that we undertake new offerings or fundraising activities in the future, we may be required to complete the filing procedures. According to the Trial Measures, those Chinese companies failing to complete filing procedures may receive a warning from CSRC and be required to rectify the situation, accompanied by a fine ranging from RMB1 million to RMB10 million. The person in charge may receive a warning and be imposed by a fine between RMB500 thousand and RMB5 million. If the controlling shareholder or actual controller of such companies orchestrates or instructs the commission of non-compliance with filing procedures, they will be fined between RMB1 million and RMB10 million. If a securities company or securities service provider fails to perform its duty to urge companies to comply with filing procedures as required by the Trial Measures, it may be warned and face a fine ranging from RMB500 thousand to RMB5 million. The responsible managers and other directly liable personnel may receive a warning and be fined between RMB200 thousand and RMB2 million. As of the date of this prospectus, we have completed the initial filing on October 14, 2025, in connection with the private placement conducted in July 2025. Subsequently, on November 24, 2025, we completed an additional filing in connection with the offering made pursuant to the Company’s existing shelf registration statement on Form F-3 (which was declared effective by the U.S. SEC on November 18, 2022), the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated September 30, 2025. With respect to the offerings under this prospectus, we are required to submit filing materials to the CSRC after the completion of the first issuance, and subsequently provide summary reports to the CSRC regarding the status of the remaining issuances after their respective completions. On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, our subsidiaries, or the PRC operating entities to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Opinions, the Trial Measures, the revised Provisions and any related implementing rules to be enacted may subject us to additional compliance requirements in the future. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with all new regulatory requirements of the Opinions, the Trial Measures, the revised Provisions, or any future implementing rules on a timely basis, or at all.

Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On September 30, 2024, the State Council of the PRC promulgated the Regulations on the Security Administration of Network Data (“Security Administration”), which becomes effective on January 1, 2025. According to the Security Administration, network data processing operators engaging in network data processing activities that affect or may affect national security must be subject to national security review. “Network data processors” refer to individuals or organizations that independently determine the purpose and method of processing in network data processing activities.

As of the date of this prospectus, we have not received any notice from any authorities identifying our PRC subsidiaries or the PRC operating entities as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, AllBright, neither the operations of our PRC subsidiaries, nor of the PRC operating entities, nor our offerings are expected to be affected, and that we will not be subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, nor will any such entity be subject to the Security Administration, given that our PRC subsidiaries and the PRC operating entities possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. In general, we believe we are compliant with the regulations or policies that have been issued by the CAC to date. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. If we inadvertently conclude that such approval is not required, fail to obtain and maintain such approvals, licenses, or permits required for our business or respond to changes in the regulatory environment, we could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect our business, operating results, financial condition, and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC and in Hong Kong because of positions taken by the PRC and Hong Kong authorities in those jurisdictions.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of the financial statements of those companies who have China-based auditors.

Our auditor, WWC, P.C., is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditors’ audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. In addition, the Holding Foreign Companies Accountable Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within three years, may result in the delisting of our Company or prohibition of trading in our Class A Ordinary Shares in the future if the PCAOB is unable to inspect our accounting firm at such future time. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist as to whether and how this new Protocol will be implemented and whether the PCAOB can make a determination that it is able to inspect and investigate completely in mainland China and Hong Kong. When the PCAOB reassesses its determinations by the end of 2022, it could determine that it is still unable to inspect and investigate completely audit firms based in mainland China and Hong Kong.

To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash.

Relevant PRC laws and regulations permit companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Companies in the PRC are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries or the PRC operating entities. As a result, in the event that any of our subsidiaries or the PRC operating entities incurs debt on their own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of the PRC for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax.

The PRC government also imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our, our subsidiaries’, and the PRC operating entities’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the payment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

As of the date of this registration statement, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to mainland China), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiary may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiary could be subject to similar government controls on the convertibility of foreign currency and the remittance of currency out of Hong Kong as described above.

As a result of the above, to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the VIE by the competent government to the transfer of cash.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $500,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association which are currently effective (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act of the Cayman Islands, as amended, or the “Cayman Companies Act,” on January 3, 2020. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm, or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

Our authorized share capital is US$2,960,000 divided into 264,400,000 Class A Ordinary Shares of par value US$0.01 each, 30,600,000 Class B Ordinary Shares of par value US$0.01 each and 1,000,000 Class C Ordinary Shares of par value US$0.01 each.   Holders of Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares have the same rights except for voting and conversion rights. As of the date of this prospectus, there are 71,362,733 Class A Ordinary Shares and 10,576,308 Class B Ordinary Shares issued and outstanding.

In respect of matters requiring a shareholder vote by way of poll, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to one-hundred votes per one Class B Ordinary Share. Holders of Class C Ordinary Shares are not entitled to vote at general meetings of the Company. The Class A Ordinary Shares and Class C Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. Due to the super voting power of holders of Class B Ordinary Shares, the voting power of the Class A Ordinary Shares may be materially limited.

Markets

Our Class A Ordinary Shares have been listed on the Nasdaq Capital Market under the symbol “CPOP.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares and Class B Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and one-hundred votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy. Class C Ordinary Shares have no voting rights.

Conversion Rights

Class A Ordinary Shares and Class C Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, we may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Class A Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Class A Ordinary Shares or Class B Ordinary Shares to another person by completing an instrument of transfer in a common form or, with respect to Class A Ordinary Shares, in a form prescribed by Nasdaq, or in any other form approved by the directors, executed:

(a)	where the Class A Ordinary Shares or Class B Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Class A Ordinary Shares or Class B Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Class A Ordinary Share or Class B Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Share, Class B Ordinary Share or Class C Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A Ordinary Share, Class B Ordinary Share or Class C Ordinary Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Class A Ordinary Shares, Class B Ordinary Shares or Class C Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Class A Ordinary Share, Class B Ordinary Share or Class C Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. The legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in our register of members remains with the Depository Trust Company. All market transactions with respect to those Class A Ordinary Shares are carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 clear days’ notice of an extraordinary general meeting and 21 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case, it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	the director is prohibited by the law of the Cayman Islands from acting as a director;

(b)	the director is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	the director resigns office by notice to us;

(d)	the director only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom the director is being treated the director becomes physically or mentally incapable of acting as a director;

(f)	the director is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	the director is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, the director is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our amended and restated memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if the director shall do so their vote shall not be counted, nor in relation thereto shall the director be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by the director or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which the director is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that the director (together with persons connected with the director) does not to the director’s knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which the director’s interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which the director has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which: distinguishes each share by its number (so long as the share has a number); confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company, and (unless the surviving or consolidated company is to be a non-Cayman Islands company) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless the member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, providing the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement. Any such arrangement must be approved by (a) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose and (b) seventy-five percent in value of the shareholders or each class of shareholders, as the case may be, with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, convened for that purpose, as applicable. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the court’s directions and the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or personal action to claim loss which is reflective of loss suffered by the company) which permits a minority shareholder to commence a class action against or derivative actions in the name of a company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary, or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our articles may only be amended by special resolution of our shareholders.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We will issue the debt securities in registered form  i.e., book-entry form, which will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of Class A Ordinary Shares or Class B Ordinary Shares  at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our Class A Ordinary Shares or Class B Ordinary Shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

Warrants will be issued in registered form, i.e., book-entry form, which will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of Class A Ordinary Shares or Class B Ordinary Shares at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will issue, as soon as practicable, the Class A Ordinary Shares or Class B Ordinary Shares purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Class A Ordinary Shares or Class B Ordinary Shares. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of Class A Ordinary Shares, Class B Ordinary Shares, warrants, debt securities and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$51,463.89
FINRA fees	$	[*]
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign issuer on Form 20-F filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since June 30, 2025.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC laws and regulations will be passed upon for us by AllBright. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements in the 2025 Annual Report incorporated by reference in this prospectus have been so incorporated in reliance on the reports of WWC, P.C., our independent registered public accounting firm since April 5, 2022 given on the authority of said firms as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 17, 2025;

(2)	the description of our Class A Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on June 25, 2021, and any amendment or report filed for the purpose of updating such description;

(3)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(4)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended June 30, 2025 filed with the SEC on November 17, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Room 1207-08, No. 2488 Huandao East Road

Huli District, Xiamen City, Fujian Province

The People’s Republic of China

+ 86-0592-5968169

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of the assets of the PRC operating entities are located in the PRC. In addition, all of our officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier (Cayman) LLP, our counsel with respect to the laws of the Cayman Islands, and AllBright, our counsel with respect to PRC laws and regulations, have advised us that the courts of the Cayman Islands or the PRC are unlikely to (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) in original actions brought in the Cayman Islands or the PRC, impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Ogier (Cayman) LLP has further advised us that there is currently no statutory enforcement law in the Cayman Islands nor any treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

AllBright has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between the PRC and the United States for the mutual recognition and enforcement of court judgments. AllBright has further advised us that under PRC laws and regulations, courts in the PRC will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC laws and regulations or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in the PRC difficult.

PROSPECTUS SUPPLEMENT

7,448,000 Class A Ordinary Shares

45,885,333 Pre-Funded Warrants to Purchase Class A Ordinary Shares

45,885,333 Class A Ordinary Shares Issuable upon Exercise of 45,885,333 Pre-Funded Warrants

June 12, 2026